EXHIBIT 10.144

              AMENDMENT NUMBER FIVE TO LOAN AND SECURITY AGREEMENT

      This Amendment Number Five to Loan and Security Agreement ("Amendment") is entered into as of September 1, 2003, by and between BLUEGREEN CORPORATION, f/k/a Patten Corporation, a Massachusetts corporation ("Borrower"), and WELLS FARGO FOOTHILL, INC., a California corporation, f/k/a/ Foothill Capital Corporation ("Foothill"), in light of the following:

      FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 23, 1997, as Amended by that certain Amendment Number One to Loan and Security Agreement dated as of December 1, 2000, as further amended by that certain Amendment Number Two to Loan and Security Agreement dated as of November 9, 2001, that certain Amendment Number Three to Loan and Security Agreement dated as of August 28, 2002, and that certain Amendment Number Four to Loan and Security Agreement dated as of March 26, 2003 (as amended, the "Agreement").

      FACT TWO: Borrower and Foothill desire to amend the Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENTS.

            (a) The following new definitions are added to Section 1.1 of the
Agreement:

                  ""Base Libor Rate" means the rate per annum, determined by Foothill in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Reference Rate Loan to a LIBOR Rate Loan) by Borrower in accordance


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                  with this Agreement, which determination shall be conclusive in the absence of manifest error."

                  ""Funding Losses" has the meaning set forth in Section 2.10(b)(ii)."

                  ""Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date."

                  ""LIBOR Deadline" has the meaning set forth in Section 2.10(b)(i)."

                  ""LIBOR Notice" means a written notice set in accordance with the provisions of Section 2.10(b)(i)."

                  ""LIBOR Option" has the meaning set forth in Section 2.10(a)."

                  ""LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Foothill (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage."

                  ""LIBOR Rate Loan" means each portion of an Obligation (other than Obligations incurred pursuant to Section 2.2 above) that bears interest at a rate determined by reference to the LIBOR Rate."

                  ""LIBOR Rate Margin" means three and one-half (3 1/2) percentage points."


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                  ""Reference Rate Loan" means the portion of the Advances that bears interest at a rate determined by reference to the Reference Rate."

                  ""Reserve Percentage" means, on any day, for Foothill, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Foothill, but so long as Foothill is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero."

            (b) Section 2.1(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(a) In addition to the Land Inventory Advances set forth in
                  Section 2.2 hereof, the Term Loan and B Line Advances set forth in Section 2.3 hereof, the Pledged T Note Advances set forth in Section 2.8 hereof, and the C Line Advances set forth in Section 2.9, hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2006 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged A Notes ("A Line Advances") in an amount not to exceed the A Line Borrowing Base."

            (c) Section 2.2(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(a) In addition to the A Line Advances set forth in Section
                  2.1 hereof, the Term Loan and B Line Advances set forth in
                  Section 2.3 hereof, the Pledged T Note Advances set forth in
                  Section 2.8 hereof, and the C Line Advances set forth in
                  Section 2.9 hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2006 only, and provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make non-revolving advances to Borrower in an amount not to exceed the Land Inventory Borrowing Base ("Land Inventory Advances") to enable it to buy and develop Approved Land Projects for subsequent resale to the public. Land Inventory Advances shall be used for this and for no other purpose. All such acquired assets shall become Collateral. At Foothill's request, Borrower shall execute a Secured Promissory Note to evidence the borrowings under this Section 2.2. "


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

            (d) Section 2.3(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(a) In addition to the A Line Advances set forth in Section
                  2.1 hereof, the Land Inventory Advances set forth in Section
                  2.2 hereof, the Pledged T Note Advances set forth in Section
                  2.8 hereof, and the C Line Advances set forth in Section 2.9 hereof, subject to the terms and conditions of this Agreement, and for a period through and including December 31, 2006 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically,
                  Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged B Notes ("B Line Advances") in an amount not to exceed the lesser of
                  (i) Five Million Dollars ($5,000,000); or (ii) the B Line Borrowing Base."

            (e) Section 2.4(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(a) Interest Rate. All Obligations (other than Obligations incurred pursuant to Section 2.2 above) shall bear interest, on the actual Daily Balance, computed as follows: (i) should the average monthly outstanding loan balance on advances made pursuant to Sections 2.1 2.3, 2.8, and 2.9 above equal or exceed $15,000,000 for any consecutive ninety day (or longer) period, then the interest rate charged on all Obligations (other than Obligations incurred pursuant to Section 2.2 above) for such ninety day (or longer) period shall be computed at a rate equal to one-quarter (1/4) of one percentage point above the Reference Rate; (ii) should the average monthly outstanding loan balance on advances made pursuant to Sections 2.1, 2.3, 2.8 and 2.9 be less than $15,000,000 for any consecutive ninety (90) day period, then the interest rate charged on all Obligations (other than Obligations incurred pursuant to Section 2.2 above) for the period of time commencing with the first day of the calendar month preceding the date on which the Obligations dropped below $15,000,000 until the first day of the next subsequent ninety (90) day (or longer) period (applied retroactive to said first day) when the Obligations have once again equaled or exceeded $15,000,000 for a consecutive ninety (90) day (or longer) period shall be computed at a rate equal to the greater of: (i) four percent (4%) per annum; or (ii) one-half (1/2) of one percentage point above the Reference Rate. The Obligations arising out of Land Inventory Advances set forth in Section 2.2 shall bear interest on the average Daily Balance, at a rate of one and one-quarter (1.25) percentage points above the Reference Rate."

            (f) Section 2.8(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:


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                  "(a) In addition to the Pledged A Note Advances set forth in
                  Section 2.1 hereof, the Land Inventory Advances set forth in
                  Section 2.2 hereof, the Term Loan and B Line Advances set forth in Section 2.3 hereof, and the C Line Advances set forth in Section 2.9, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2006 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged T Notes ("T Line Advances") in an amount not to exceed the T Line Borrowing Base."

            (g) Section 2.9(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(a) In addition to the Pledged A Note Advances set forth in
                  Section 2.1 hereof, the Land Inventory Advances set forth in
                  Section 2.2 hereof, the Term Loan and B Line Advances set forth in Section 2.3 hereof, and the Pledged T Note Advances set forth in Section 2.8 hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2006 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged C Notes ("C Line Advances") in an amount not to exceed the C Line Borrowing Base."

            (h) There is added a new Section 2.10 of the Loan Agreement as follows:

                  "2.10 LIBOR Option.

                        "(a) Interest and Interest Payment Dates. In lieu of
                  having interest charged at the rate based upon the Reference Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Obligations (other than Obligations incurred pursuant to Section 2.2 above) to be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto,
                  (ii) the occurrence of an Event of Default in consequence of which Foothill has elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Obligations bear interest at the LIBOR Rate and Foothill shall have the


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                  right to convert the interest rate on all outstanding LIBOR
                  Rate Loans to the rate then applicable to Reference Rate Loans as more fully set forth in Section 2.4(b) hereunder.

                        "(b) LIBOR Election

                                (i) Borrower may, at any time and from time to
                  time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Foothill prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Foothill of a LIBOR Notice received by Foothill before the LIBOR Deadline, or by telephonic notice received by Foothill before the LIBOR Deadline (to be confirmed by delivery to Foothill of a LIBOR Notice received by Foothill prior to 5:00 p.m. (California time) on the same day.

                                (ii) Each LIBOR Notice shall be irrevocable and
                  binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Foothill harmless against any loss, cost, or expense incurred by Foothill as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or
                  (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Foothill to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Foothill would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Foothill delivered to Borrower setting forth any amount or amounts that Foothill is entitled to receive pursuant to this Section shall be conclusive absent manifest error.


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                                (iii) Borrower shall have not more than 5 LIBOR
                  Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $100,000 in excess thereof.

                        "(c) Prepayments. Borrower may prepay LIBOR Rate Loans
                  at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Foothill of proceeds of Collateral or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Foothill and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                        "(d) Special Provisions Applicable to LIBOR Rate.

                                (i) The LIBOR Rate may be adjusted by Foothill
                  on a prospective basis to take into account any additional or increased costs to Foothill of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Foothill shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Foothill, Borrower may, by notice to Foothill (y) require Foothill to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                                (ii) In the event that any change in market
                  conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Foothill, make it unlawful or impractical for Foothill to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Foothill shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Foothill's notice shall be deemed to be


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                  the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Reference Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Foothill determines that it would no longer be unlawful or impractical to do so.

                        "(e) No Requirement of Matched Funding. Anything to the
                  contrary contained herein notwithstanding, neither Foothill, nor any of its participants, if any, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Foothill or its participants, if any, had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans."

            (i) Section 3.5 of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "3.5 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on December 31, 2008. The foregoing notwithstanding: (i) that portion of the Obligations evidencing Land Inventory Advances borrowed pursuant to Section 2.2 hereof shall be all due and payable on or before December 31, 2006; and (ii) Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

            (j) Section 3.7 of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "3.7 Early Termination by Borrower. Borrower has the option, at any time upon ninety (90) days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations together with a premium ("Early Termination Fee") equal to the applicable percentage of the Maximum Amount as follows:

                      if the facility is so terminated on or before
                      December 31, 2003:        3%

                      if the facility is so terminated during
                      calendar year 2004:       2%

                      if the facility is so terminated after
                      calendar year 2004:       1%


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                  The foregoing notwithstanding, Borrower shall have the right upon thirty (30) days prior written notice to Foothill, to pay-off in full the Land Inventory Advances without the payment of an Early Termination Fee, unless all the Obligations are paid off contemporaneously therewith."

      3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

      4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

      5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Foothill of an executed copy of this Amendment.

      6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, title fees, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees, and the reasonable fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

      8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Agreement may be executed and the signature pages telecopied between the parties. A telefacsimile signature is deemed an original for all purposes.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                      WELLS FARGO FOOTHILL, INC.,
                                      a California corporation, f/k/a
                                      FOOTHILL CAPITAL CORPORATION


                                      By: /S/ KEVIN BELANGER
                                          ------------------------------------
                                      Title: VICE PRESIDENT


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                                      BLUEGREEN CORPORATION,
                                      a Massachusetts corporation


                                      By: /S/ DANIEL C. KOSCHER
                                          ------------------------------------
                                      Title: SENIOR VICE PRESIDENT


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